UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 /A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LINCOLN RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	1000
(State or other jurisdiction	(Primary Standard	(IRS Employer
of incorporation or	Industrial Classification	Identification No.)
organization)	Code Number)

11622 El Camino Real, Suite 100, San Diego, CA 92130

(Address including zip code, of registrant’s principal executive offices)

W. Scott Lawler, Esq.
3550 N. Central Avenue, Phoenix, Arizona 85013
888-675-0888 (telephone); 866-506-8877 (facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of the Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  []

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer  [  ]                                                                                                           Accelerated filer  [  ]

Non-accelerated filer  [  ]  (Do not check if a smaller reporting company)                                                                                                                     Smaller reporting company  [X]

SEC 870 (02-08)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar Amount to be registered	Number of Shares to be registered	Proposed maximum offering price per unit	Amount of registration fee
Common stock	$175,000	7,000,000	(1) $0.025	$14.16

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1) As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505 of Regulation S-K requirements certain factor(s) must be considered and utilized in determining the offering price.  The offering price of $0.025 per share was determined arbitrarily by the selling shareholder.  The offering price is not based upon the net worth, total asset value, or any other objective measure of value based on accounting measurements of Lincoln Resources, Inc. (“we”, “us”, “our” or similar terms).  Should a market develop or occur for our securities, the market price may be far less than the offering price.  If and when our common stock is listed on the Over-the-Counter Bulletin Board the price will be established according to the demand of our common stock and will fluctuate based on the demand for our shares.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, Dated August ____, 2010

PROSPECTUS

Lincoln Resources Inc.

7 million Shares of Common Stock

The selling shareholder, Mr. Phillip Forman, who is our sole executive officer and director ,  is offering a total of 7,000,000 shares of common stock of Lincoln Resources Inc. at a fixed price of $0.025 per share. The shares are being registered to permit the resale of shares owned by the selling shareholder. The number of shares of Lincoln Resources Inc. being registered represents 50% of our currently issued and outstanding shares.

We will not receive any of the proceeds from the sale of these shares.  The shares were acquired by the selling shareholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws.  The selling shareholder has arbitrarily set an offering price for these securities of $0.025 per share and an offering period of ninety (90) days from the date of this prospectus.  The offering price is not based upon our net worth, total asset value, or any other objective measure of value based on accounting measurements.  Should a market develop or occur for our securities, the market price may be far less than the offering price.  See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for more information about the selling shareholder.

Our common stock is presently not traded on any market or securities exchange.  It is our intention to seek quotation on the OTC Bulletin Board (“OTCBB”) subsequent to the date of this prospectus. There is no assurance that an application to FINRA for such quotation will be approved. The selling shareholder is an underwriter, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may be also be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling shareholder, who is an “underwriter” within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act.
__________

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss.  See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.
_________

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Shares Offered by			Proceeds to
Selling		Selling Agent	Selling
Shareholders	Price To Public	Commissions	Shareholders
Per Share	$0.025	Not applicable	$0.025
Minimum Purchase	Not applicable	Not applicable	Not applicable

Total Offering	$0.025	Not applicable	$0.025

Proceeds to the selling shareholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $29,000. Lincoln Resources Inc. will pay these expenses.

This Prospectus is dated August ___, 2010.

SEC POSITION ON INDEMNIFICATION	26

EXPERTS	26

AVAILABLE INFORMATION	27

REPORTS TO STOCKHOLDERS	27

PART I

INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

Lincoln Resources Inc.

Lincoln Resources Inc. (“we”, “us”, “our” or the “Company”) was organized under the laws of the State of Nevada on June 16, 2009 to explore mineral properties in the Province of British Columbia, Canada.

We were formed to engage in the exploration of mineral properties for silver, gold, lead and zinc. We have entered into a joint venture agreement with North Bay Resources, Inc., a Delaware corporation, which owns five (5) mining claims situated in Slocan British Columbia, Canada.  We refer to these mining claims as the “Coronation Gold Property”. We purchased an undivided interest in the Coronation Gold Property for an initial non-refundable payment of $11,788, plus a requirement to expend CDN $1.5 million in exploration expenses over the first four (4) years of the joint venture agreement, including a minimum of CDN $250,000 to be expended prior to August 6, 2011. As of the date of this prospectus, we have not spent any funds on this property. Failure to meet these requirements could result in the forfeiture of our interest in this property. Pursuant to the joint agreement, we have the right to explore and, if warranted, to develop the Coronation Gold.
We are an exploration stage company and we have not realized any revenues to date. We have accumulated net losses in the amount of $20,385 as of the date hereof and have a cash balance of zero.  We do not have sufficient capital to enable us to commence and complete our exploration program.  We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer."  Our auditors have issued a going concern opinion, raising substantial doubt about our financial prospects and our ability to continue as a going concern.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction.  Securities laws define a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

Our offices are located at 11622 El Camino Real, Suite 100, San Diego, California; our telephone number is 951-676-4900. We are using the offices of our legal counsel, W. Scott Lawler, without any obligation to pay rent or remit any other consideration through December 31, 2010.

THE OFFERING

Shares outstanding prior to the offering	14,000,000 shares of common stock

Securities offered	7,000,000 shares of common stock

Shares to be outstanding after the offering	14,000,000 shares of common stock

Offering price	$0.025 per share

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholder.

Selling shareholder	One (1)

RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING US AND OUR BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED.  THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE.  ADDITIONAL RISKS AND UNCERTAINTIES, INCLUDING THOSE THAT WE DO NOT KNOW ABOUT OR THAT WE CURRENTLY DEEM IMMATERIAL, ALSO MAY ADVERSELY AFFECT OUR BUSINESS.  THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE SECURITIES WE ARE OFFERING THROUGH THIS REGISTRATION STATEMENT ARE SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.  WE ALSO CAUTION PROSPECTIVE INVESTORS THAT THE FOLLOWING RISK FACTORS, COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS, ORAL OR WRITTEN, MADE BY OR ON BEHALF OF US.  IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS REGISTRATION STATEMENT, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

WE HAVE NEVER EARNED A PROFIT AND THERE IS NO GUARANTEE THAT WE WILL EVER EARN A PROFIT.

From our inception on June 16, 2009 to the period ended on February 28, 2010, we have not generated any revenue.  We do not currently have any revenue producing operations.  We are not currently operating profitably, and it should be anticipated that we will operate at a loss at least until such time when the production stage is achieved, if production is, in fact, ever achieved.

WE WERE RECENTLY FORMED, AND WE HAVE NOT PROVEN THAT WE CAN GENERATE A PROFIT.  IF WE FAIL TO GENERATE INCOME AND ACHIEVE PROFITABILITY, AN INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS.

We have no operating history and have not proved we can operate successfully.  We face all of the risks inherent in a new business.  If we fail, your investment in our common stock will become worthless.  From inception on June 16, 2009, to the period ended on February 28, 2010, we incurred a net loss of $19,758 and did not earn any revenue.  We do not currently have any revenue producing operations.  The purchase of the securities offered hereby must therefore be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

WE HAVE NO OPERATING HISTORY.  THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN OUR GOLD OR OTHER MINERAL EXPLORATION ACTIVITIES.

We have no history of operations.  As a result of our brief operating history, there is a substantial risk that we will be successful exploring for gold or other minerals. Any significant growth in our mineral exploration activities will place additional demands on our Executive Officer, and any increased scope of our operations will present challenges due to our current limited management resources.  Our future performance will depend upon our management and their ability to locate and negotiate additional exploration opportunities in which we can participate.  Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations.  There can be no assurance that our operations will be profitable.

WE HAVE NOT YET MET OUR MINIMUM OBLIGATION ON THE EXPLORATION OF OUR MINING CLAIMS WHICH COULD RESULT IN THE LOSS OF SUCH CLAIMS.

The agreement by which we acquired a fifty percent (50%) interest in the Coronation Gold Property requires us to expand a minimum of $250,000 CDN no later than August 6, 2011. To date we have not spent any funds on the exploration of the claims. If we fail to need our minimum expenditure obligation we could lose these claims. We currently not have any funds for exploration costs.

THERE IS A HIGH RISK OUR BUSINESS WILL FAIL BECAUSE NONE OF OUR OFFICERS AND  DIRECTORS, HAVE FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION.

None of our Officers or Directors has formal training as a geologist or in the technical aspects of management of a mineral exploration company.  They lack technical training and experience with exploring for, starting, and operating a mine.  With no direct training or experience in these areas, they may not be fully aware of the specific requirements related to working within this industry.  Their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

WE ARE SOLELY GOVERNED BY OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO US FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Mr. Phillip Forman is our only Executive Officer and sole member of our Board of Directors. Mr. Forman will be relied upon to make decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. Because we only have one (1) Executive Officer, there may be limited segregation of executive duties, and thus, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us.  In addition, Mr. Forman will exercise full control over all matters that require the approval of a Board of Directors.

We have not adopted corporate governance measures such as an audit or other independent committees as we presently do not have any independent directors.  Shareholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

BECAUSE OUR SOLE EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

It is possible that the demands on Mr. Forman, our sole Executive Officer, from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.  In addition, Mr. Forman may not possess sufficient time to manage our business if the demands of managing our business increased substantially. Until we commence development of the Coronation Gold Property, Mr. Forman will only devote such number of hours to our company as is necessary which is no more then 5-8 hours per week.

After that point, if development does occur, Mr. Forman will be able to commit up to 30 hours per week to our company.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF GOLD AND OTHER MINERALS, WHICH IS BEYOND OUR CONTROL. THE PRICE OF GOLD AND OTHER MINERALS IS VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The price of gold and other minerals can fluctuate.  The prices of gold and other minerals have been and will continue to be affected by numerous factors beyond our control.  Factors that affect the price of gold and other minerals include the demand from consumers for products that use gold and other minerals, economic conditions, over supply from secondary sources and costs of production.  Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of our projects.

MINERAL EXPLORATION IS HIGHLY SPECULATIVE IN NATURE AND THERE CAN BE NO CERTAINTY OF OUR SUCCESSFUL DEVELOPMENT OF PROFITABLE COMMERCIAL MINING OPERATIONS.

The exploration and the development of mineral properties involve significant risks which even a combination of careful evaluation, experience and knowledge may not eliminate.  While the discovery of an ore body may result in substantial rewards, few properties which are explored are ultimately developed into producing mines.  Substantial expenses may be incurred to locate and establish mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site.  Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade, and proximity to infrastructure; metals prices which are highly cyclical; drilling and other related costs which appear to be rising; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

Although we do not currently operate a mine on the Crater Creek Claim, we intend to pursue the development of a gold mine at that location. There is a high risk that the expenditures made by us towards the exploration and evaluation of mineral deposits will not result in discoveries of commercial quantities of ore.

MINING OPERATIONS GENERALLY INVOLVE A HIGH DEGREE OF RISK.

Mining operations are subject to all the hazards and risks normally encountered in the exploration, development and production of base or precious metals, including unusual and unexpected geological formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and possible legal liability.  Mining operations could also experience periodic interruptions due to bad or hazardous weather conditions and other acts of God.  Milling operations are subject to hazards such as equipment failure or failure of retaining dams around tailing disposal areas which may result in environmental pollution and consequent liability.

If any of these risks and hazards adversely affect our mining operations or our exploration activities, they may: (i) increase the cost of exploration to a point where it is no longer economically feasible to continue operations; (ii) require us to write down the carrying value of one or more mines or a property; (iii) cause delays or a stoppage in the exploration of minerals; (iv) result in damage to or destruction of mineral properties or processing facilities; and (v) result in personal injury or death or legal liability.  Any or all of these adverse consequences may have a material adverse effect on our financial condition, results of operations, and future cash flows.

WE MAY NOT BE ABLE TO COMPETE WITH CURRENT AND POTENTIAL EXPLORATION COMPANIES, SOME OF WHOM HAVE GREATER RESOURCES AND EXPERIENCE THAN WE DO IN DEVELOPING MINERAL RESERVES.

The natural resource market is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with our existing competitors or with any new competitors.  We will be competing with many exploration companies which have significantly greater personnel, financial, managerial and technical resources than we do.  This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

BECAUSE OUR BUSINESS INVOLVES NUMEROUS OPERATING HAZARDS, WE MAY BE SUBJECT TO CLAIMS OF A SIGNIFICANT SIZE WHICH WOULD COST A SIGNIFICANT AMOUNT OF FUNDS AND RESOURCES TO RECTIFY. THIS COULD FORCE US TO CEASE OUR OPERATIONS.

Our operations are subject to the usual hazards inherent in exploring for minerals, such as general accidents, explosions, chemical exposure and craterings.  The occurrence of these or similar events could result in the suspension of operations, damage to or destruction of the equipment involved and injury or death to personnel.  Operations also may be suspended because of machinery breakdowns, abnormal climatic conditions, failure of subcontractors to perform or supply goods or services or personnel shortages.  The occurrence of any such contingency would require us to incur additional costs, which would adversely affect our business.

DAMAGE TO THE ENVIRONMENT COULD ALSO RESULT FROM OUR OPERATIONS.  IF OUR BUSINESS IS INVOLVED IN ONE OR MORE OF THESE HAZARDS, WE MAY BE SUBJECT TO CLAIMS OF A SIGNIFICANT SIZE WHICH COULD FORCE US TO CEASE OUR OPERATIONS.

Mineral resource exploration, production and related operations are subject to extensive rules and regulations of federal, provincial, state and local agencies.  Failure to comply with these rules and regulations can result in substantial penalties.  Our cost of doing business may be affected by the regulatory burden on the mineral industry.  Although we intend to substantially comply with all applicable laws and regulations, because these rules and regulations frequently are amended or interpreted, we cannot predict the future cost or impact of complying with these laws.

Environmental enforcement efforts with respect to mineral operations have increased over the years, and it is possible that regulations could expand and have a greater impact on future mineral exploration operations.  Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the costs of which could harm our results of operations.  We cannot be sure that our proposed business operations will not violate environmental laws in the future.

Our operations and properties are subject to extensive federal, state, provincial and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health.  These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before exploration commences, (ii) restrict the types, quantities and concentration of various substances that can be released in the environment in connection with exploration activities, (iii) limit or prohibit mineral exploration on certain lands lying within wilderness, wetlands and other protected areas, (iv) require remedial measures to mitigate pollution from former operations and (v) impose substantial liabilities for pollution resulting from our proposed operations.

The exploration of mineral reserves are subject to all of the usual hazards and risks associated with mineral exploration, which could result in damage to life or property, environmental damage, and possible legal liability for any or all damages.  The exploration activities may be subject to prolonged disruptions due to the weather conditions surrounding the location of our mining claims. Difficulties, such as unusual or unexpected rock formations encountered by workers but not indicated on a map, or other conditions may be encountered in the gathering of samples and information, and could delay our exploration program.  Even though we are at liberty to obtain insurance against certain risks in such amounts we deem adequate, the nature of those risks is such that liabilities could over exceed policy limits or be excluded from coverage.  We do not currently carry insurance to protect against these risks and there is no assurance that we will obtain such insurance in the future.  There are also risks against which we cannot, or may not elect to insure.  The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our financial position, future earnings, and/or competitive positions.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS.  THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining is regulated by the government agencies.  Compliance with such regulation has a material effect on the economics of our operations and the timing of project development.  Our primary regulatory costs have been related to obtaining licenses and permits from government agencies before the commencement of mining activities.  An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project.  Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION.  FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND OUR LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by government.  Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters.  Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities.  Furthermore, future changes in governments, regulations and policies, could adversely affect our results of operations in a particular period and our long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies.  The duration and success of such approvals are subject to many variables outside our control.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

WE HAVE NOT PAID ANY CASH DIVIDENDS ON OUR SHARES OF COMMON STOCK AND DO NOT ANTICIPATE PAYING ANY SUCH DIVIDENDS IN THE FORESEEABLE FUTURE.

Payment of future dividends, if any, will depend on our earnings and capital requirements, our debt facilities and other factors considered appropriate by our Board of Directors.  To date, we have not paid any cash dividends on our Common Stock and do not anticipate paying any such dividends in the foreseeable future.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan.  We currently do not have any operations and we have no income.  We do not have any arrangements for financing and we may not be able to find such financing if required.  Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment.  These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS A SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent auditors, on our audited financial statements for the period ended February 28, 2010, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our mineral properties.  If we are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN SHAREHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock.  Any sale of common stock will result in dilution of equity ownership to existing shareholders.  This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding.  To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders.  Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

THERE IS NO MARKET FOR OUR COMMON STOCK, WHICH LIMITS OUR SHAREHOLDERS' ABILITY TO RESELL THEIR SHARES OR PLEDGE THEM AS COLLATERAL.

There is currently no public market for our shares, and there is a substantial risk that a market for our stock will never develop.  Consequently, investors may not be able to use their shares for collateral or for loans and may not be able to liquidate at a suitable price in the event of an emergency.  In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

IF A PUBLIC MARKET FOR OUR STOCK IS DEVELOPED, FUTURE SALES OF SHARES COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

If a public market for our stock is developed, then sales of Common Stock in the public market could adversely affect the market price of our Common Stock.  There are at present 14,000,000 shares of Common Stock issued and outstanding.

OUR STOCK IS A PENNY STOCK.  TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND FINRA’S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the Securities and Exchange Commission (the “SEC”).  Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three (3) years) or U.S. $5,000,000 (if in continuous operation for less than three (3) years), or with average revenues of less than U.S. $6,000,000 for the last three (3) years.

Section 15(g) of the United States Securities Exchange Act of 1934, as amended, and Regulation Section 240.15q-2 of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.  Potential investors in our common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section 240.15g -9 of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in our common shares to resell their common shares to third parties or to otherwise dispose of them.  Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

 (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Shareholders purchasing shares in this offering will experience immediate and substantial dilution, causing their investment to immediately be worth less than their purchase price.

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. This means that if you buy stock in this offer at $0.025 per share, you will pay substantially more than our current shareholders. The amount of your immediate dilution will be $0.24464 or 97.8% from your purchase price.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors.  Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology.  These forward-looking statements address, among others, such issues as:

•	the amount and nature of future exploration, development and other capital expenditures,

•	mining claims to be drilled,

•	future earnings and cash flow,

•	development projects,

•	exploration prospects,

•	drilling prospects,

•	development and drilling potential,

•	business strategy,

•	expansion and growth of our business and operations, and

•	our estimated financial information.

In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors".  These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

DILUTION

The common stock to be sold by the selling shareholder is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders. However, investors that purchase shares in this offering will suffer immediate and significant dilution. The difference between the public offering price per shares of common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of outstanding shares of our common stock.

The level of dilution in this Offering has been increased by the relatively low book value of the Company’s issued and outstanding common stock. This is due to the 14,000,000 shares of common stock that have been issued to the Company’s officers and directors at $0.000536 per share. Please refer to the section entitled “INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS”, herein, for more information. As of February 28, 2010, our net tangible book value deficiency was $(12,258) or approximately $(0.00088) per share of common stock. The sale of 7,000,000 shares of common stock included in the Offering by this prospectus will not have any effect on our pro forma net tangible book value at February 28, 2010 since we will not be receiving any of the proceeds from the sale of such shares. However, these will be an immediate dilution of $0.024464 per share or 97.8% to the new investors.

The following table illustrates the dilution to the purchaser of the common stock in this offering:

Maximum Offering
Book value per share before the Offering	$0.000536

Book value per share after the Offering	$0.000536

Net Increase per share to original shareholder	$ 0

Net decrease per share to new shareholders	$0.024464

Dilution to new shareholders (percentage)	97.8%

PLAN OF DISTRIBUTION

The selling shareholder, promptly following the effective date of the registration statement in which this prospectus is included, will offer to sell all of his shares of common stock on any stock exchange, market or trading facility on which the shares may be traded or in private transactions.  These sales will be at a fixed price of $0.025 per share. The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution following the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales that are not violations of the laws and regulations of any state of the United States;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale or any other lawful method.

The selling shareholder is an underwriter, within the meaning of this Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may also be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of shares may be underwriting discounts and commissions under the Securities Act. The selling shareholder, who is an “underwriter” within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act.

In connection with the sale of our common stock or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholder also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholder also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The aggregate proceeds to the selling shareholder from the sale of the common stock offered by him will be the purchase price of the common stock less discounts or commissions, if any.  The selling shareholder reserves the right to accept and, together with its agents to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Each selling shareholder that is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We plan to advise the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Accordingly, the selling shareholder are not permitted to cover short sales by purchasing shares while the distribution it taking place.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  In addition, we will make copies of this prospectus available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $29,000, including, but not limited to, legal, accounting, printing and mailing fees.  The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common stock.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholder.

BUSINESS OF THE ISSUER

GLOSSARY OF MINING TERMS

Dike	A tabular igneous intrusion that cuts across the bedding or foliation of the country rock.

Exploration Stage	An “exploration stage” prospect is one which is not in either the development or production stage.

Fault
A break in the continuity of a body of rock.  It is accompanied by a movement on one side of the break or the other so that what were once parts of one continuous rock stratum or vein are now separated. The amount of displacement of the parts may range from a few inches to thousands of feet.

Foliation	A general term for a planar arrangement of textural or structural features in any type of rock; esp., the planar structure that results from flattening of the constituent grains of a metamorphic rock.

Formation	A distinct layer of sedimentary rock of similar composition.

Mantle	The zone of the Earth below the crust and above the core.

Mapped or Geological	The recording of geologic information such as the distribution and nature of rock

Mapping	Units and the occurrence of structural features, mineral deposits, and fossil localities.

Mineral	A naturally formed chemical element or compound having a definite chemical composition and, usually, a characteristic crystal form.

Mineralization	A natural occurrence in rocks or soil of one or more metal yielding minerals.

Minfile
A computerized mineral inventory system, represents a readily accessible information database for describing the nature and distribution of metallic, industrial mineral and coal occurrences within specific geological settings of British Columbia, Canada.

Mining
Mining is the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product. Exploration continues during the mining process and, in many cases, mineral reserves are expanded during the life of the mine operations as the exploration potential of the deposit is realized.

Outcrop	That part of a geologic formation or structure that appears at the surface of the earth.

Probable Reserve
The term “probable reserve” refers to reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced.  The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Production Stage	A “production stage” project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.

Reserve
The term “reserve” refers to that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.  Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction.  (“Bankable standards” implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.)  A reserve includes adjustments to the in-situ tonnes and grade to include diluting materials and allowances for losses that might occur when the material is mined.

Sedimentary	Formed by the deposition of sediment.

Tenure	Title to a mineral claim as assigned by the Ministry of Mines in British Columbia, Canada.

Vein	A thin, sheet like crosscutting body of hydrothermal mineralization, principally quartz.

GENERAL OVERVIEW

Lincoln Resources Inc. (“we”, “us”, “our” or the “Company”) was organized under the laws of the State of Nevada on June 16, 2009, to explore gold and other mineral properties in the Province of British Columbia, Canada.

We were formed to engage in the exploration of mineral properties for silver, gold, lead and zinc. We have entered into a Joint Venture Agreement with North Bay Resources Inc., a corporation organized under the laws of the State of Delaware, whereby we can earn an undivided fifty percent (50%) interest in five (5) mining claims covering 125 hectares that are collectively referred to as the “Coronation Gold Property”, located in Slocan, British Columbia.

The Coronation Property (a/k/a Memphis Creek) covers 309 acres near Memphis Creek, 6 kilometres northeast of Slocan in southeastern British Columbia.

The property covers tenures 544562, 564792, 603844, 603845, and 605428. It includes five MINFILEs; the past-producing Colorado, V&M, Senator, and Homestake mines, and the Coronation showing.

Primary mineralization is silver, gold, lead, and zinc. The highest combined historical (post-production) assays are 16.8 g/t AU, 6000 g/t AG, 10.9% ZN, and 1.2% PB.

The old crown grants underlying the property are all reverted.

We intend to implement a two-phase work program on the property, with the second phase being contingent upon the successful completion of the first phase. It is believed that the proposed exploration program offers an opportunity to discover new Carlin-type mineralization beneath upper plate Paleozoic sediments on this property.

Phase 1 will focus on defining mineralized outflow structures with strong Au-As geochemical signatures, delineating permissive Paleozoic sedimentary units and structures, and targeting Carlin-type mineralization at a reasonable depth for drilling.

Phase 2 will drill test favorable targets.

The combined estimated expenditures of Phase 1 on the property are US $100,000; and for Phase 2 US $200,000, for a total expenditure of US $300,000.

We are an exploration stage company and we cannot provide assurance to investors that our mineral claims contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is conducted and an evaluation by a professional geologist of the exploration program concludes economic feasibility.  We currently have a working capital deficit of $, no assets and have incurred cumulative losses of $ since our inception.  Our financial condition will make it difficult to implement our business plan without acquiring additional financing.
North Bay Resources Inc., as of March 31, 2010, has working capital of $65,571, total assets of $65,571 and has accumulated losses from inception to March 31, 2010, in the amount of $10,117,973.

Property Acquisition Details

See above.

Property Description and Location

Area and Location

The Colorado property is located at the elevation of about 1400 metres, on the northwest slope of Ottawa Hill above Memphis Creek (Twelvemile Creek), 6.5 kilometres northnortheast of Slocan. Access to the area is via 5 kilometres of switchback logging road from the Slocan highway.

The Coronation property is located on Memphis Creek, at the elevation of about 1100 metres, at 6.5 kilometres north-northeast of Slocan. Access is about 2 kilometres by road up Memphis Creek from the Slocan highway.
The Senator mine, previously known as the Batchelor and Midnight, is located on the south side of Memphis Creek (formerly Twelvemile Creek) about 1.0 kilometre east of the Slocan highway, 6 kilometres north of Slocan. The Senator claim (Lot 15828) lies immediately east of the Homestake claim (Lot 15283)(082FNW213) and south of the V. & M. (Lot 4260) and Get There Eli (Lot 4261) claims (082FNW191).

The V. & M. is on the north side of Memphis Creek, 1 kilometre east of the Slocan highway, 6.5 kilometres north-northeast of Slocan. Access is by a short road and trail east from the Slocan highway. The property includes the V. & M. (Lot 4260) and Get There Eli (Lot 4261) Crown granted claims.

The Homestake claim (Lot 15283) is centred on Memphis Creek 1.5 kilometres east of the Slocan highway, 6.5 kilometres north of Slocan. The main workings, on the north side of the creek at the elevation of 1000 metres, are reached by a short access road from the highway. The property was previously known as the Hamilton. This claim may have also be covered by the Joyce (082FNW214).

The property is comprised of five (5) mining tenures, with four (4) of the tenures covering approximately 20 acres and the other covering approximately 41 acres. There are no known environmental concerns or parks designated for any area contained within the claims.  The property has no encumbrances.  As advanced exploration proceeds, there may be bonding requirements for reclamation.

Claims and Title

The Coronation Gold Property is comprised of the following five (5) tenures:

CLAIM NAME                                                      MINFILE#                                           Area(hectare) #

Colorado                                                 082 FNW 161                                                      20.846

Coronation                                             082 FNW 162                                                      20.846

Senator                                                   082 FNW 163                                                      20.844

V&M                                                      082 FNW 191                                                      41.696

Homestake                                            082 FNW 213                                                      20.846

All claims are subject to an annual maintenance fee of $4.40CDN per hectare payable to the Province of British Columbia. Two of the claims’ maintenance fees are due on May 4, 2010, one is due on June 4, 2010 and the other two are October 28, 2010. Their 2009 annual maintenance fees have been paid, and the claims are now in good standing.

These mining tenures comprising the Coronation Gold Property are registered in the name of and are owned by North Bay Inc., a Delaware corporation. Lincoln Resources Inc. has the right to explore and, if warranted, develop the Coronation Gold Property under the terms of an existing agreement.

Description of Claims, Sampling and Exploration

Each of the claims that comprise the Coronation Gold Property and are described below are without known reserves and the proposed work programs for each is exploratory in nature .

MINFILE No 082FNW161 - Colorado

A quartz vein in Nelson porphyritic granite has been explored by several open cuts and underground mining consisting of two levels connected by a raise and stoping. Intermittent mining for the periods 1904 to 1915 and 1967 to 1969 produced a total of 67 tonnes, yielding 2188 grams per tonne silver, 2.5 per cent lead, and 5.6 per cent zinc. Western Standard Silver Mines and Hyperion Silver Mines Limited worked the property between
1966 and 1970.

MINFILE No 082FNW162 - Coronation

The property comprises the Coronation and Memphis claims staked in 1896. About 2 tonnes of ore are reported to have been shipped and to have carried between 19 and 20 per cent lead and as much as 13,000 grams per tonne silver. Development consists of a lower adit, 45 metres in length, and a shorter upper adit, 15 metres above, driven in easterly from the bank of the Memphis Creek. The lower tunnel is in sheared, coarse grained Nelson granite following a quartz vein, up to 0.3 metre wide, and stringers dipping 65 degrees north. The vein contains many fragments of wallrock and some galena, sphalerite, pyrite, native silver, calcite and siderite. A small basic dike forms part of the footwall. At 27 metres from the portal, two slips striking 008 degrees, dipping 80 degrees west, offset the course of the tunnel about 2 metres to the north. At this intersection of slips and quartz stringers, small clusters of highgrade ore were found . A sample of tetrahedrite- bearing ore from this location assayed 2.1 grams per tonne gold and 6000 grams per tonne silver.

MINFILE No 082FNW164 - Senator

The property is underlain by broken and foliated porphyritic Nelson granite. The workings consist of 2 adits, one 61 metres long, on a quartz vein averaging 1.2 metres in width. The vein strikes 030 and dips 47 degrees southeast. In 1906 and 1907, the Midnight produced 20 tonnes of ore, yielding 43,420 grams of silver and 436 grams of gold. In 1939 and 1940, the Senator produced 13 tonnes of ore, yielding 187 grams of gold and 17,947 grams of silver.

In 1948, the property was held by the Spokane Slocan Company.

MINFILE No 082FNW191 – V&M

The claim was staked in 1896 but apparently no work was done on it until 1900 when the vein was stripped for over 457.2 metres. The workings include 4 short adits driven into the north slope of Memphis creek valley, about 61 metres above the creek bottom and over a vertical range of less than 30 metres. In 1901 a small stope was put through to the surface from a point near the portal of one of the tunnels.

Prior to 1920 the claim was reported to be owned by V & M Mines Ltd. of Detroit. In 1920 the McLeod Slocan Mining Syndicate did considerable development work. In 1948 the Spokane Slocan Co. acquired the claim, along with a number of others, but no work was done.

The property is underlain by granitic rocks of the Nelson batholith, at the gradational contact between foliated border phase and porphyritic main phase of this intrusion.

A series of four adits driven into the north slope of the valley of Memphis Creek explore a system of quartz veins cutting the granite. The most easterly adit, 60 metres above the creek at the elevation of about 1000 metres, is driven for 18 metres on a vein striking nearly north and dipping 25 to 30 degrees east. This vein is about 15 centimetres wide and is mineralized by pyrite, chalcopyrite and some galena. At 33 metres west from this adit, and at about the same elevation, a second adit, 36 metres in length, follows a similar vein or a faulted segment of the same vein. A small stope near the portal is believed to be the source of some ore shipped in 1901 (11 tonnes, yielding 124 grams of gold and 21,554 grams of silver). At 9 metres from the face of this second adit, a small basic dike intrudes and displaces the vein about 1 metre to the left. At a point 36 metres west of the second adit, a third adit explores another quartz vein having the same attitude as the others. Also there are several small quartz veins between the second and third adits. A fourth adit, 60 metres west of the third, is 27 metres long and investigates a parallel quartz vein ranging up to 45 centimetres in width, carrying some pyrite.

MINFILE No 082FNW213 – Homestake (a/k/a Hamilton)

The Homestake deposit outcrops where the mountain slope breaks over into Memphis creek valley. It has been developed, between 1968 and 1970, by two short adits and several raises. The principal structure hosting the vein is a shear zone about 3 metres wide that cuts a coarse porphyritic phase of the Nelson granitic batholith.

At the Hamilton, intermittent production from 1903 to 1915, totalled 33 tonnes of ore, yielding 115,299 grams of silver, 93 grams of gold and 1921 kilograms of lead. Production as the Homestake from 1968 to 1971 totalled 330 tonnes, yielding 861,491 grams (2611 g/t) of silver, 7370 grams (23.3 g/t) of gold, 440 kilograms (1.33%) of lead and 503 kilograms (1.52%) of zinc.
COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to conduct all mineral exploration activities in accordance with applicable regulations.  Such operations are subject to various laws governing land use, the protection of the environment, production, taxes, labor standards, occupational health, waste disposal, toxic substances, well safety and other matters.  Unfavorable amendments to current laws, regulations and permits governing operations and activities of resource exploration companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations.

EMPLOYEES
At present, we have no employees, other than Mr. Phillip Forman, our sole executive officer and director. Mr. Forman however does not draw a salary.  We anticipate that we will be conducting most of our business through agreements with consultants and third parties.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Our business plan is to proceed with the exploration of the Coronation Gold Property to determine whether there is a potential for silver, gold, lead and zinc, or other minerals located on the properties that comprise the mineral claims.  We anticipate that the two phases of the recommended geological exploration program will cost approximately $100,000 and $200,000.  We had $0 in cash reserves as of February 28, 2010.  The lack of cash has kept us from conducting any exploration work on the property.

We anticipate that we will incur the following expenses over the twelve (12) month period following commencement of our exploration plans:

•	USD$100,000 in connection with the completion of Phase 1 of our recommended geological work program;

Additional claim staking and recording                                          $10,000

Digitizing data and transfer to base maps                                      $ 5,000

Lithologic and structural mapping, sampling                                $15,000

Geochemical soil and rock chip survey, and analysis                  $20,000

Geophysical survey (CSAMT)                                                        $30,000

Independent consultants, supervision, and reports                    $10,000

Contingencies                                                                                    $10,000

Total Phase 1                                                                                      $100,000

•	USD$200,000 in connection with the completion of Phase 2 of our recommended geological work program; and

Core or Reverse Circulating drilling (5000 ft)                                 $150,000

Sampling and assays                                                                         $10,000

Independent consultants, supervision, and reports                     $20,000

Contingencies                                                                                     $20,000

Total Phase 2                                                                                       $200,000

If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims.  We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration.  This means that we might offer shares of our stock to obtain an option on a property.  Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

RESULTS OF OPERATIONS

We have not yet earned any revenues.  We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

LIQUIDITY AND CAPITAL RESOURCES

Our cash at the end of the period on February 28, 2010 was $0.  As of February 28, 2010, our current liabilities consisted of $12,885 in notes payables. Since our inception on June 16, 2009, to the end of the period on February 28, 2010, we have incurred a loss of $(20,385).  At February 28, 2010, we had an accumulated deficit of $(20,385) and $(12,885) in shareholders’ deficit.
For the period ended February 28, 2010, net cash provided by financing activities was $19,288, which was derived from a note payable of $11,750, the issuance of common stock for $7,500 and a directors’ loan in the amount of $38. For the period ended February 28, 2010, net cash used in operating and investing activities was a deficit of $(19,288).
Under the  original terms of the Joint Venture Agreement , we are obligated to expand $250,000 CDN in the first year on the exploration of the Coronation and a total of CDN $1.5 million in exploration expenditures over the first three (3) years of the Joint Venture Agreement. On June 25, 2010, we entered into an Addendum with North Bay  Resources, whereby the obligation to expend CDN $1.5 million in exploration expenditures was extended from three (3) years to four (4) years and the obligation to expend CDN $250,000 was extended from the original deadline of August 6, 2010, to August 6, 2011 . To date, we have not expanded any funds on the exploration on this property. Failure to meet either of these requirements could result in forfeiture of the mining rights to the property back to North Bay.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve (12) months.  In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve (12) months.  We will need to obtain additional financing to operate our business for the next twelve (12) months.  We will raise the capital necessary to fund our business through a private placement and public offering of our common stock.  Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.  Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.  If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced.  New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock.  Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets.  The terms of any debt issued could impose restrictions on our operations.  If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

We are bearing all costs relating to the registration of the common stock, which are estimated at $30,000.  The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the Over-the-Counter Bulletin Board (“OTC.BB”).  We believe that the registration of the resale of shares on behalf of our existing shareholder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC.BB.  We have not yet determined whether we will separately register our securities under Section 12 of the 1934 Act.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Information about our sole Executive Officer and Director follows:

NAME	AGE	POSITION AND TERM OF OFFICE

Phillip Forman		President, Secretary, Treasurer and sole member of the Board of Directors

Set forth below is a brief description of the recent employment and business experience of our officers and directors:

Dr. Phillip Forman from January 2007 to the present serves as Co-Medical Officer of the Center for Wound Healing, Tarrytown, New York. From 2005 to 2007, he was the Chief Medical Officer for The Center for Wound Healing. From 2001 to 2005, he was the Chief Medical Officer for New York Hyperbaric, Inc., in Rye, New York. He also served as the Director of the Diabetic Treatment Center at Staten Island University Hospital, a nationally recognized diabetic wound and limb salvage center from 1988 to 2005. During that time, the center was considered one of the largest wound centers in the country and has become the benchmark in the standardization of wound care medicine.  Dr. Forman is a frequent lecturer at national and international wound care, hyperbaric oxygen therapy and vascular symposia.  He has served as an investigator in numerous clinical trials involving diabetic foot infections, biopharmaceuticals, and wound care devices.  He has participated in clinical trials with Merck & Co., Inc, Pharmaceia, OrthoBiotech, Novartis/Organogenesis, Johnson & Johnson, Monsanto, Ortho-McNeil, Alpha Therapeutics, and Ortec International. Dr. Forman received his B.S. degree from Rutgers University in 1981 and Doctorate of Podiatric Medicine from the Pennsylvania College of Podiatric Medicine in 1985. He was certified by the American Board of Podiatric Surgery in 1993.

At present, we have one (1) Executive Officer and one (1) member of our Board of Directors.  Our Bylaws provide for a Board of Directors ranging from one (1) to nine (9) members, with the exact number to be specified by the board.  All Directors will hold office until the next annual meeting of the stockholders following their election and until their successors have been elected and qualified.  The Board of Directors appoints our Officers.  Officers will hold office until the next annual meeting of our Board of Directors following their appointment and until their successors have been appointed and qualified.

Involvement in Certain Legal Proceedings

Our sole executive officer and director has not been involved in any of the following events during the past five years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

●
being found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the remuneration of our Executive Officers and Directors for the period from inception on June 16, 2009 through February 28, 2010.

NAME OF INDIVIDUAL	CAPACITIES IN WHICH REMUNERATION WAS RECEIVED	AGGREGATE REMUNERATION
Phillip Forman	n/a	$0

We have no employment agreements with our Executive Officers.  We will not pay compensation to Directors for attendance at meetings.  We will reimburse Directors for reasonable expenses incurred during the course of their performance.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table lists the share ownership of persons who, as of the date of this prospectus owned of record or beneficially, directly or indirectly, more than five percent (5%) of the outstanding common stock, and our Executive Officer and Directors:

NAME AND ADDRESS OF OWNER	SHARES OWNED PRIOR TO OFFERING	SHARES TO BE OFFERED FROM SELLING SHAREHOLDER'S ACCOUNT	SHARES TO BE OWNED UPON COMPLETION OF OFFERING	PERCENTAGE OF CLASS (1)
				BEFORE OFFERING	AFTER OFFERING

Phillip Forman 1 Lockwood Run, Colts Neck, NJ 07722	14,000,000	7,000,000	7,000,000	100%	50%

(1) This table is based on 14,000,000 shares of common stock issued and outstanding as of February 28, 2010.

As of the date of this prospectus, we only have one (1) shareholder.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, other than the transaction described above, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

•	any of our Directors or Officers;

•	any nominee for election as a Director;

•	any principal security holder identified in the preceding "Security Ownership of Selling Shareholder and Management" section; or

•	any relative or spouse, or relative of such spouse, of the above referenced persons.

We issued 14,000,000 shares of common stock on June 16, 2009, to Phillip Forman at a price of $0.000536 per share, for total proceeds of $7,500. Mr. Forman is our sole executive officer and sole member of our Board of Directors. These shares were issued pursuant to Section 4(2) of the Securities Act. The shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to sophisticated investors.  As our promoter since our inception, Mr. Forman in a position to access the relevant and material information regarding our operations.  No underwriters were used.

SECURITIES BEING OFFERED

We are authorized to issue up to 75,000,000 shares of common stock, par value $0.001 per share.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.  We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Subject to preferences that may be granted, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the stockholders.  We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities.  Holders of common stock have no preemptive or other subscription or conversion rights.  There are no redemption or sinking fund provisions applicable to the common stock.

TRANSFER AGENT AND REGISTRAR

Holladay Stock Transfer, Inc., 2939 N 67th Place, Suite C, Scottsdale, AZ 85251, serves as the transfer agent and registrar for our common stock.

SEC POSITION ON INDEMNIFICATION

Our bylaws provide that each of our officers and directors shall be indemnified by us against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she has been finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

The indemnification provisions of our bylaws diminish the potential rights of action, which might otherwise be available to shareholders by affording indemnification against most damages and settlement amounts paid by a director in connection with any shareholders derivative action.  However, there are no provisions limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause us to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken.  Also, because we do not presently have directors' liability insurance and because there is no assurance that we will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, we may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions.  If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

W. Scott Lawler of Lawler & Associates, PLC, 29377 Rancho California Rd. Ste 204, Temecula, CA 92591 will pass upon certain matters relating to the legality of the common stock offered hereby for us.

EXPERTS

Our financial statements as of February 28, 2010, have been audited by Madsen & Associates, as set forth in its report.  The financial statements have been included in reliance upon the authority of Madsen & Associates as experts in accounting and auditing.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission.  We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549.  You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE,

Washington, D.C. 20549, at prescribed rates.  You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV

REPORTS TO STOCKHOLDERS

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC.  We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three (3) quarters of each fiscal year following the end of such fiscal quarter.

04/01/2010 10:30 8012623978 MADSEN & ASSOCIATES PAGE 03/11

MADSEN & ASSOCIATES, CPA's INC.
Certified Public Accountants and Business Consultants

684 East Vine St . #3
Murray, Utah 84107
Telephone 801-268-2632
Fax 801-262-3978

Board of Directors
Lincoln Resources, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Lincoln Resources, Inc. (pre-exploration stage company) at February 28, 2010 and the related statements of operations, stockholders' equity, and cash flows for the period June 16, 2009 (date of inception) to February 28, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness for the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lincoln Resources, Inc. at February 28, 2010 and the related statements of operations, and cash flows for the period June 16, 2009 (date of inception) to February 28, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity and to service any debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Murray, Utah
March 29, 2010

s/Madsen & Associates, CPA's Inc.

PART I - FINANCIAL INFORMATION

ITEM 1.FINANCIAL STATEMENTS

LINCOLN RESOURCES, INC.

(A Pre-Exploration Stage Company)

FINANCIAL STATEMENTS

February 28, 2010

[TO BE INSERTED]

LINCOLN RESOURCES, INC. (Pre-Exploration Stage Company) BALANCE SHEETS February 28, 2010

February 28, 2010

ASSETS

Cash	$ -
Total Current Assets	$ -

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Note and accrued interest payable	$ 12,847
Account payable – related party	38

Total Liabilities	12,885

STOCKHOLDERS’ EQUITY – (deficiency)
Common stock Authorized 75,000,000 shares at $0.001 par value
14,000,000 shares issued	14,000
Capital in excess over par value	(6,500)
Accumulated deficit during pre-exploration stage	(20,385)
Total Stockholders’ Equity (deficiency)	(12,885)
Total	$ -

The accompanying notes are an integral part of these financial statements.

LINCOLN RESOURCES, INC. (Pre-Exploration Stage Company) STATEMENT OF OPERATIONS For the Period June 16, 2009 (date of inception) to February 28, 2010
REVENUE	$ -

EXPENSES
Acquisition and exploration – mineral claim	11,788
Administrative	7,500

NET OPERATING LOSS	(19,288)

OTHER EXPENSES

Interest expense	(1,097)

NET LOSS	$ (20,385)

NET LOSS PER COMMON SHARE
Basic and diluted	$ -

AVERAGE OUTSTANDING SHARES – (stated in 1,000’s)
Basic (stated in 1000’s)	14,000

The accompanying notes are an integral part of these financial statements.

LINCOLN RESOURCES, INC. (Pre-Exploration Stage Company) STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) For the Period June 16, 2009 (date of inception) to February 28, 2010

	Common Stock		Contributed	Accumulated
	Shares	Amount	Capital	Deficit

Balance June 16, 2009 (date of inception)	-	$ -	$ -	$ -

Issuance of common stock for cash	14,000,000	14,000	(6,500)	-

Net operating loss February 28, 2010	-	-	-	(20,385)
	___________	_______	________	________

Balance February 28, 2010	14,000,000	$ 14,000	$ (6,500)	$ (20,385)

LINCOLN RESOURCES, INC. (Pre-Exploration Stage Company) STATEMENTS OF CASH FLOWS For the Period June 16, 2009 (date of inception) to February 28, 2010 (Stated in US Dollars)

CASH FLOWS FROM
OPERATING ACTIVITIES

Net loss	$ (20,385)

Adjustments to reconcile net loss to
net cash provided by operating
activities

Change in accounts payable – accrued interest payable	1,097

Net Cash Flows Used in Operations	(19,288)

CASH FLOWS FROM INVESTING
ACTIVITIES	-

CASH FLOWS FROM FINANCING
ACTIVITIES
Note payable	11,750
Loans from related parties	38
Proceeds from issuance of common stock	7,500
19,288

Net Change in Cash	-

Cash at Beginning of Period	-

Cash at End of Period	$ -

The accompanying notes are an integral part of these financial statements.

LINCOLN RESOURCES, INC.
(Pre-Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2010
_____________________________________________________________________________________

1.	ORGANIZATION

The Company was incorporated under the laws of the state of Nevada on June 16, 2009 with 75,000,000 authorized common stock of  at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties. At the report date mineral claims, with unknown reserves had been acquired. The Company has not established the existence of a commercial minable ore deposit and therefore has not reached the exploration stage and is considered to be in the pre-exploration stage. The Company has a fiscal year of November 30.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognized income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On February 28, 2010, the Company had a net operating loss available for carryforward of $20,385. The income tax benefit of approximately $6,100 from the carryforward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has not started full operations. The net operating loss will expire in 2030.

Unproven Mining Claim Costs

The cost of acquisition, exploration, carrying and retaining unproven mining properties are expensed as incurred.

Financial and Concentrations Risk

The Company has no financial and concentrations risks.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any

LINCOLN RESOURCES, INC.
(Pre-Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2010
_____________________________________________________________________________________

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The Company expenses advertising and market development costs as incurred.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of the contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

1.	ACQUISITION OF A MINERAL CLAIM

During 2009 the Company acquired a 50%interest in the leases of Coronation Gold property which consists of five claims covering 300 acres located 6 Kilometres Northeast of Slocan in Southeastern British Columbia and which are owned by North Bay Resources, Inc., a Delaware corporation. The Terms of the purchase included a non-refundable payment of $11,788 and an obligation to continue an ongoing assessment and other geological works on the property with expenditures to be at least CDN $1,500,000 over the first four (4) years, with no less than $CDN 250,000 being expended by August 6, 2011. Failure to meet either of these requirements will result in forfeiture of the Company’s interest in this property.

LINCOLN RESOURCES, INC.
(Pre-Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2010
_____________________________________________________________________________________

1.	NOTE PAYABLE

The Company has a note payable of $11,750 due December 1, 2010, including 16% interest. Interest has been accrued through February 28, 2010 of $470.

2.	CAPITAL STOCK

From its inception the Company has issued 14,000,000 private placement common shares for cash of $7,500.

3.	SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer-directors have acquired 100% of the outstanding common stock and have made no interest, demand loans to the Company of $38.

4.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through short term loans from an officer-director, and additional equity investment, which will enable the Company to continue operations for the coming year.

8.   SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet through and has found no material events to report.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses to be paid by us in connection with the securities being registered are as follows:

AMOUNT
Securities and Exchange Commission Registration Fee*	$100
Accounting Fees and Expenses	3,500
Legal Fees and Expenses	25,000
Transfer Agent and Registrar Fees and Expenses
Printing Expenses	0
Miscellaneous Expenses	400
Total	$29,000*

------------------

*Estimated amount

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502 of the Nevada Revised Statutes permits us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15. UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR

We issued 20,000,000 shares of common stock on June 16, 2009 to Phillip Forman at a price of $0.000536 per share, for total proceeds of $7,500.  Mr. Forman is our President, Secretary and Treasurer and the sole member of our Board of Directors. These shares were issued pursuant to Section 4(2) of the Securities Act.  The shares of common stock are restricted shares as defined in the Securities Act.  These issuances were made to a sophisticated investor.  As our promoter since our inception, Mr. Forman is in a position to access the relevant and material information regarding our operations.  No underwriters were used.

The above noted securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  All shareholders are subject to Rule 144 of the Securities Act of 1933 with respect to resale.  We relied the exemption from registration since we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, not an investment company, we had a specific business plan at the time we sold the securities, we are not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933, and the aggregate offering price was less than $1,000,000.  All of the subscribers are our directors and/or our executive officers.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. INDEX TO EXHIBITS.

REGULATION
S-K NUMBER	EXHIBIT

3.1	Articles of Incorporation*

3.2	Bylaws*

5.1	Legal Opinion of Lawler & Associates, PLC

10.1	Joint Venture Agreement for the Coronation Gold Property Joint Venture Agreement dated August 6, 2009, entered into by and between the Company and North Bay Resources Inc.*

10.2	Promissory Note dated July 29, 2009 in favor of LeadDog Capital L.P.*

10.3	Demand Promissory Note dated August 12, 2009 in favor of Phillip Forman.*

10.4	Amendment to Promissory Note dated May 3, 2010 in favor of LeadDog Capital L.P.*

10.5	Addendum between the Company and North Bay Resources Inc. dated June 25, 2010.

23.1	Consent of Madsen & Associates CPA’s, Inc.

23.2	Consent of Lawler & Associates, PLC (included in Exhibit 5)

*Incorporated by reference to the Exhibits filed with the Registrant’s Form S-1 filed on May 17, 2010.
ITEM 17. UNDERTAKINGS.

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That for the purpose of determining liability under the Securities Act of 1933 (the “Act”) to any purchaser, if the registrant is subject to Rule 430C under the Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, on August , 2010.

LINCOLN RESOURCES INC.

By: _/s/ Phillip Forman________________________
Name: Phillip Forman
Title: President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

LINCOLN RESOURCES INC.

By: __ Phillip Forman________________________                                                                                                Dated:   August                                 , 2010
Name: Phillip Forman
Title:           President (Principal Executive Officer) and Treasurer (Principal Accounting Officer and Principal Financial Officer ) and Member of the Board of Directors